Exhibit 3.1

Page 1

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “APPALACHIAN CONSUMER RATE RELIEF FUNDING II LLC”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF AUGUST, A.D. 2025, AT 10:20 O`CLOCK A.M.

10300613 8100 SR# 20253713254
You may verify this certificate online at corp.delaware.gov/authver.shtml	Authentication: 204536282 Date: 08-21-25

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Appalachian Consumer Rate Relief Funding II LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

By:	/s/ Paula Haynes
Authorized Person

Name:	Paula Haynes
Print or Type

State of Delaware

Secretary of State

Division of Corporations

Delivered 10:20 AM 08/19/2025

FILED 10:20 AM 08/19/2025

SR 20253713254 - File Number 10300613

DE083- 03/11/2020 Wolters Kluwer Online